UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 308-4200

STREICHER MOBILE FUELING, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective February 14, 2007, Streicher Mobile Fueling, Inc., a Florida corporation (“Streicher”) completed its reincorporation in the State of Delaware (the “Reincorporation”) by merging with and into its wholly-owned subsidiary, SMF Energy Corporation, a Delaware corporation (“SMF”). The Reincorporation was effected pursuant to an Agreement of Merger and Plan of Merger and Reorganization, dated February 13, 2007 (the “Merger Agreement”), between Streicher and SMF, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Boards of Directors and shareholders of both Streicher and SMF approved the Reincorporation and the Merger Agreement at their annual meetings of directors and shareholders held on December 8, 2006.

Pursuant to the terms of the Merger Agreement, (i) Streicher merged with and into SMF, with SMF being the surviving corporation and Streicher thereby changing its name to SMF Energy Corporation; (ii) SMF succeeded to the ownership of all of Streicher’s assets, has the rights, powers and privileges and assumed all of the obligations of Streicher; (iii) Streicher’s existing Board of Directors and officers became the Board of Directors and officers of SMF; and (iv) the Certificate of Incorporation and Bylaws of SMF govern the surviving corporation.

Item 3.03 Material Modification to Rights of Security Holders

As a result of the Reincorporation, (i) each outstanding share of Streicher common stock, par value $0.01, was automatically converted into one share of SMF common stock, par value $0.01; (ii) all options and other rights to acquire Streicher’s common stock outstanding immediately before the Reincorporation were also automatically converted into options and rights to acquire the same number of shares of SMF common stock, with the same terms and conditions. Upon the Reincorporation, each outstanding certificate representing shares of Streicher common stock is deemed, without any action by the shareholder, to represent the same number of shares of SMF common stock. Shareholders do not need to exchange their stock certificates as a result of the Reincorporation.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of SMF common stock are deemed registered under Section 12(b) of the Exchange Act. SMF common stock will continue to be listed on the NASDAQ Stock Market under the symbol “FUEL.”

Prior to February 14, 2007, Streicher’s corporate affairs were governed by the corporate law of Florida. The rights of its shareholders were subject to its Articles of Incorporation and its Bylaws. As a result of the Reincorporation, holders of Streicher common stock are now holders of SMF common stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Certificate of Incorporation and Bylaws of SMF. For a description of the differences between the rights of holders of Streicher common stock and SMF common stock, see “Comparison of Shareholder Rights Before and After the Reincorporation” in Streicher’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 30, 2006, which description is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted under Item 1.01 above, effective February 14, 2007, Streicher completed its Reincorporation and was merged with and into SMF, with SMF being the surviving corporation. As a result of the Reincorporation, the incorporating documents and the Bylaws of SMF will govern the surviving corporation, copies of which are filed as Exhibit 3(i) and Exhibit 3(ii), respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed as part of this report:

Exhibit No. Description

2.1	Agreement of Merger and Plan of Merger and Reorganization between Streicher Mobile Fueling, Inc. and SMF Energy Corporation, dated February 13, 2007

3(i)
Incorporating Documents of SMF, including: Certificate of Incorporation dated October 6, 2006 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 30, 2006); Certificate of Amendment dated February 12, 2007

3(ii)	Bylaws of SMF Energy Corporation (incorporated by reference to Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 30, 2006)

99.1	Press release regarding completion of reincorporation, dated February 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement of Merger and Plan of Merger and Reorganization between Streicher Mobile Fueling, Inc. and SMF Energy Corporation, dated February 13, 2007
3(i)
Incorporating Documents of SMF, including: Certificate of Incorporation dated October 6, 2006 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 30, 2006); Certificate of Amendment dated February 12, 2007

3(ii)	Bylaws of SMF Energy Corporation (incorporated by reference to Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 30, 2006)
99.1	Press release regarding completion of reincorporation, dated February 14, 2007